EXHIBIT 10.7
SECOND AMENDMENT TO AMENDED AND RESTATED
ARCHSTONE-SMITH TRUST EQUITY PLAN FOR OUTSIDE TRUSTEES
     The Plan is hereby amended, effective December 6, 2006, by substituting the following for subsection 3.2 of the Plan:
     “3.2 Award of DEUs on RSUs. A Participant who was awarded RSUs under the Plan prior to January 2006 shall be entitled to receive DEUs with respect to such RSUs in accordance with the terms of the Plan as in effect immediately prior to January 1, 2006.”